                                                                    Exhibit 99.1
                                                                    ------------

                                                    UACSC 2000-D

                                            UNION ACCEPTANCE CORPORATION
                                                     (Servicer)
                                                       6/30/01

NOTE BALANCE RECONCILIATION
                                                                      DOLLARS                                                NUMBERS
                            CLASS A-1        CLASS A-2        CLASS A-3       CLASS A-4        CLASS B      TOTAL CLASS A's
                           ------------------------------------------------------------------------------------------------- -------
Original Note Balances     44,525,000.00   139,250,000.00   184,625,000.00   116,100,000.00   25,500,000.00   510,000,000.00  30,811
Beginning Period Note
  Balances                           -     103,421,408.58   184,625,000.00   116,100,000.00   25,500,000.00   429,646,408.58  27,556
Principal Collections
  - Scheduled Payments               -       5,025,156.18              -                -               -       5,025,156.18
Principal Collections
  - Payoffs                          -       5,594,598.55              -                -               -       5,594,598.55     430
Principal Withdrawal from
  Payahead                           -             112.95              -                -               -             112.95
Gross Principal Charge Offs          -       1,190,343.06              -                -               -       1,190,343.06      69
Repurchases                          -          32,949.83              -                -               -          32,949.83       3
                           -------------   --------------   --------------   --------------   -------------   --------------  ------
Ending Note Balances                 -      91,578,248.01   184,625,000.00   116,100,000.00   25,500,000.00   417,803,248.01  27,054
                           =============   ==============   ==============   ==============   =============   ==============  ======

Note Factor                     -               0.6576535        1.0000000        1.0000000       1.0000000        0.8192221
Interest Rate                    6.7294%          6.6800%          6.7200%           6.890%          8.250%          6.8251%


CASH FLOW RECONCILIATION
Principal Wired                                                               10,619,890.16
Interest Wired                                                                 4,477,659.32
Withdrawal from Payahead Account                                                     259.04
Repurchases (Principal and Interest)                                              34,127.60
Charge Off Recoveries                                                            658,540.90
Interest Advances                                                                116,824.62
Collection Account Interest Earned                                                34,745.35
Spread Account Withdrawal                                                               -
Policy Draw for Principal or Interest                                                   -
                                                                             --------------
Total Cash Flow                                                               15,942,046.99
                                                                             ==============

TRUSTEE DISTRIBUTION (07/09/01)

Total Cash Flow                                                               15,942,046.99
Unrecovered Advances on Defaulted Receivables                                     38,339.06
Servicing Fee (Due and Unpaid)                                                          -
Interest to Class A-1 Noteholders, including any overdue amounts                        -
Interest to Class A-2 Noteholders, including any overdue amounts                 575,712.51
Interest to Class A-3 Noteholders, including any overdue amounts               1,033,900.00
Interest to Class A-4 Noteholders, including any overdue amounts                 666,607.50
Interest to Class B Noteholders, including any overdue amounts                   175,312.50
Principal to Class A-1 Noteholders, including any overdue amounts                       -
Principal to Class A-2 Noteholders, including any overdue amounts             11,843,160.57
Principal to Class A-3 Noteholders, including any overdue amounts                       -
Principal to Class A-4 Noteholders, including any overdue amounts                       -
Principal to Class B Noteholders, including any overdue amounts                         -
Insurance Premium                                                                 57,286.19
Interest Advance Recoveries from Payments                                         57,372.68
Unreimbursed draws on the Policy for Principal or Interest                              -
Deposit to Payahead                                                                  135.43
Payahead Account Interest to Servicer                                                  4.68
Excess                                                                         1,494,215.87
                                                                             --------------
Net Cash                                                                                -
                                                                             ==============

Servicing Fee Retained from Interest Collections                                 358,039.56


SPREAD ACCOUNT  RECONCILIATION

Original Balance                                                               1,275,000.00
Beginning Balance                                                             11,356,124.24
Trustee Distribution of Excess                                                 1,494,215.87
Interest Earned                                                                   37,267.95
Spread Account Draws                                                                    -
Reimbursement for Prior Spread Account Draws                                            -
Distribution of Funds to Servicer                                             (1,412,608.06)
                                                                             --------------
Ending Balance                                                                11,475,000.00
                                                                             ==============

Required Balance                                                              11,475,000.00



FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION


Original Balance                                                              25,500,000.00
Beginning Balance                                                             11,936,141.47
Reduction Due to Spread Account                                               (1,159,921.04)
Reduction Due to Principal Reduction                                            (650,024.25)
                                                                             --------------
Ending Balance                                                                10,126,196.18
                                                                             ==============
First Loss Protection Required Amount                                         10,126,196.19
First Loss Protection Fee %                                                           2.00%
First Loss Protection Fee                                                         16,876.99



POLICY  RECONCILIATION


Original Balance                                                             510,000,000.00
Beginning Balance                                                            421,183,059.51
Draws                                                                                   -
Reimbursement of Prior Draws                                                            -
                                                                             --------------
Ending Balance                                                               421,183,059.51
                                                                             ==============

Adjusted Ending Balance Based Upon Required Balance                          409,137,820.08
                                                                             ==============
Required Balance                                                             409,137,820.08


PAYAHEAD RECONCILIATION


Beginning Balance                                                                  1,501.84
Deposit                                                                              135.43
Payahead Interest                                                                      4.68
Withdrawal                                                                           259.04
                                                                             --------------
Ending Balance                                                                     1,382.91
                                                                             ==============

CURRENT DELINQUENCY
                                                               GROSS
      # PAYMENTS DELINQUENT              NUMBER               BALANCE
                                         ------               -------

1 Payment                                  375             5,431,805.90
2 Payments                                 187             2,840,877.32
3 Payments                                  76             1,204,698.05
                                        -------------------------------
Total                                      638             9,477,381.27
                                        ===============================

Percent Delinquent                      2.358%                   2.268%




DELINQUENCY RATE (60+)
                                                                   RECEIVABLE
                                                 END OF PERIOD     DELINQUENCY
          PERIOD                 BALANCE         POOL BALANCE         RATE
                               -----------------------------------------------
Current                        4,045,575.37     417,803,248.01        0.97%
1st Previous                   3,468,841.31     429,646,408.58        0.81%
2nd Previous                   3,684,180.47     442,646,893.55        0.83%



NET LOSS RATE
                                                                                 DEFAULTED
                                               LIQUIDATION       AVERAGE         NET LOSS
          PERIOD                 BALANCE        PROCEEDS      POOL BALANCE      (ANNUALIZED)
                                ----------------------------------------------------------
Current                         1,190,343.06     658,540.90   423,724,828.30        1.51%
1st Previous                    1,577,797.63     828,937.58   436,146,651.07        2.06%
2nd Previous                    1,435,472.12     302,138.41   449,064,155.52        3.03%

Gross Cumulative Charge Offs    6,102,296.34  Number of Repossessions                  65
Gross Liquidation Proceeds      1,896,455.75  Number of Inventoried Autos EOM         112
Net Cumulative Loss Percentage         0.82%  Amount of Inventoried Autos EOM  888,405.00
Net Cumulative Loss Percentage
   (adjusted for estimated
   future Liquidation Proceeds)        0.65%
Trigger                                1.50%
Status                               OK
Net Cumulative Loss Trigger Hit in   NO
   Current or any Previous Month


EXCESS YIELD TRIGGER
                                                                EXCESS YIELD
                               EXCESS        END OF PERIOD      PERCENTAGE
          PERIOD               YIELD         POOL BALANCE       (ANNUALIZED)
                            ------------     --------------     ------------
Current                     1,590,067.72     417,803,248.01        4.57%
1st Previous                1,232,495.63     429,646,408.58        3.44%
2nd Previous                1,051,847.26     442,646,893.55        2.85%
3rd Previous                1,002,447.88     455,481,417.49        2.64%
4th Previous                1,836,274.34     468,562,820.26        4.70%
5th Previous                2,937,490.84     479,429,401.77        7.35%

                                         CURRENT
                                          LEVEL        TRIGGER       STATUS
                                         -------       -------       ------
Six Month Average Excess Yield            4.26%         1.50%          OK

Trigger Hit in Current or any Previous Month                           No



DATE:  July 6, 2001                        /s/ Diane Slomka
                                          -----------------------------------
                                                       DIANE SLOMKA
                                                          OFFICER